Callaway Golf Company Announces Second Quarter Results and Finalizes Restructuring Plan

-- Second quarter net sales of $274 million

-- Second quarter pro forma loss per share of ($0.01)/GAAP loss per share of ($1.03) - pro forma results exclude non-cash charges ($0.96) and cash charges ($0.06)

-- Estimated $50 million in gross annualized savings expected from restructuring combined with plan to reinvest significantly in brands and marketing

-- $210 million 5-year asset-based credit facility to replace expiring facility

CARLSBAD, Calif., July 26, 2011 /PRNewswire/ -- Callaway Golf Company (NYSE: ELY) today announced its second quarter and first half 2011 financial results. The Company also announced details of its finalized restructuring plan and confirmed that it expects the plan to yield estimated gross annualized savings of approximately $50 million. The Company intends to invest up to half of the savings in brand and demand creation initiatives. The Company also announced that it has entered into a new $210 million 5-year asset-based credit facility to replace its current facility, which was scheduled to expire in approximately six months.

"Our second quarter results confirm that the Company's recovery from the global economic recession is lagging the golf industry recovery," commented Tony Thornley, a member of the Board of Directors who was appointed interim President and Chief Executive Officer in June 2011. "We are seeing the effects of insufficient investment in brand marketing and product demand creation initiatives over the last three years, which has resulted in a decline in sales despite having products that from a performance standpoint are outstanding. We fully appreciate the need for swift and immediate action to return the Company to profitability. As a first step, we have begun implementing a restructuring plan that is expected to result in estimated gross savings of $50 million on an annualized basis and will better align our cost structure with sales levels. We intend to reinvest up to half of the savings in our brand and in more effective demand creation initiatives. We expect to begin to see benefits from these actions during the second half of 2011 with a much greater benefit in 2012."

Financial Results

During the second quarter and first half of 2011, the Company's financial results were significantly affected by the establishment of a $57 million (approximately $0.89 per share) non-cash deferred tax valuation allowance related to the Company's U.S. deferred tax assets. This valuation allowance had a significant effect on the Company's income tax provision and earnings. The Company expects to be able to reverse the valuation allowance once the Company's U.S. business returns to sustained profitability.

The Company's 2011 and 2010 financial results also include charges related to its global operations strategy; a non-cash impairment charge related to its TopFlite intangible assets; and charges related to the recently announced restructuring. Additionally, 2011 results include a gain on the sale of three buildings sold during the first quarter of 2011. Details concerning these charges are included in the attachments to this release. The Company's pro forma financial results exclude these items for comparability purposes.

GAAP RESULTS.

For the second quarter of 2011, the Company reported the following results:

Dollars in millions except per share amounts	2011	% of Sales	2010	% of Sales	Increase / (Decrease)
Net Sales	$274	-	$304	-	($30)
Gross Profit	$103	37%	$124	41%	($21)
Operating Expenses	$113	41%	$99	32%	$14
Operating Income/(Loss)	($10)	(-4%)	$25	8%	($35)
Earnings/(Loss) per share	($1.03)	-	$0.14	-	($1.17)

For the first half of 2011, the Company reported the following results:

Dollars in millions except per share amounts	2011	% of Sales	2010	% of Sales	Increase / (Decrease)
Net Sales	$559	-	$606	-	($47)
Gross Profit	$226	40%	$261	43%	($35)
Operating Expenses	$214	38%	$207	34%	$7
Operating Income/(Loss)	$13	2%	$53	9%	($40)
Earnings/(Loss) per share	($0.87)	-	$0.38	-	($1.25)

NON-GAAP PRO FORMA FINANCIAL RESULTS.

For the second quarter of 2011, the Company reported the following pro forma results:

Dollars in millions except per share amounts	2011	% of Sales	2010	% of Sales	Increase / (Decrease)
Net Sales	$274	-	$304	-	($30)
Gross Profit	$109	40%	$125	41%	($16)
Operating Expenses	$103	38%	$98	32%	$5
Operating Income/(Loss)	$6	2%	$26	9%	($20)
Earnings/(Loss) per share	($0.01)	-	$0.15	-	($0.16)

For the first half of 2011, the Company reported the following pro forma results:

Dollars in millions except per share amounts	2011	% of Sales	2010	% of Sales	Increase / (Decrease)
Net Sales	$559	-	$606	-	($47)
Gross Profit	$238	43%	$263	43%	($25)
Operating Expenses	$209	37%	$207	34%	$2
Operating Income/(Loss)	$29	5%	$56	9%	($27)
Earnings/(Loss) per share	$0.15	-	$0.40	-	($0.25)

Restructuring Plan

The Company's restructuring plan is expected to result in annualized gross pre-tax savings of approximately $50 million. The Company will reinvest up to half of the savings in incremental brand and demand creation initiatives. Although there will be some incremental investment in these initiatives in 2011, the bulk of the incremental investment will occur in 2012. Pre-tax charges related to the restructuring plan are estimated to be approximately $15-$20 million, including the $5 million recognized in the second quarter of 2011. A majority of the remaining restructuring charges are expected to be recognized in the second half of 2011.

The Company's restructuring plan involves (1) streamlining the organization to reduce costs, simplify internal processes, and increase the focus on the Company's consumer and retail partners, (2) realigning the organization to place greater emphasis on global brand management and to drive the Company's key global initiatives, and (3) incremental investment in the brand and demand creation initiatives to drive sales growth. The Company has already begun its restructuring plan, including the elimination last week of approximately 7% of its positions globally across all levels of the Company, and has taken other actions to lower costs going forward. The Company also began its structural realignment with the consolidation of the Company's various sales and marketing organizations into four sales and marketing regions and with the creation of a separate global brand group to oversee global brand development and more coordinated messaging across all regions.

"The financial results this year are disappointing, and we wanted to waste no time in beginning the process of reversing that trend," stated Mr. Thornley. "I am pleased with how quickly we have been able to develop and begin implementing our restructuring plan."

Business Outlook

The Company expects to report a loss for the full year 2011, but does not intend to provide further specific financial guidance for the balance of the year as it works through its restructuring.

"Despite the lack of adequate investment in brand marketing and product demand creation in recent years, the foundation on which the Company's prior success was built is clearly very much alive," continued Mr. Thornley. "The Callaway brand is one of the leading brands in the golf industry and our products are among the best performing in the marketplace. Furthermore, as we look forward, we see many positives, including full implementation of our restructuring plan, completion in 2011 of the previously announced transition of our North American manufacturing and distribution operations, the recovery of our business in Japan to more normal levels in 2012, and continued growth in our emerging markets. These factors, along with additional and more effective demand creation initiatives, should set the stage for the Company's return to profitability and growth in 2012."

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. PDT today to discuss the Company's financial results and the recently announced restructuring of its global operations. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PDT on Tuesday, August 2, 2011. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-800-642-1687 toll free for calls originating within the United States or 706-645-9291 for International calls. The replay pass code is 79748136.

Disclaimer: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the reversal of the deferred tax valuation allowance in future periods, the estimated amount or timing of charges and savings related to the Company's restructuring plan, the reinvestment of the savings, the estimated loss for 2011, future improvements in the Company's operational performance, the completion of the restructuring plan or the transition of the North American manufacturing and distribution operations, the recovery of the Company's business in Japan, continued growth in emerging markets, as well as the return to profitability and growth in 2012, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various unknowns, including future changes in foreign currency exchange rates, consumer acceptance and demand for the Company's products, the level of promotional activity in the marketplace, as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including continued compliance with the terms of the Company's credit facility; delays, difficulties or increased costs related to the implementation of the current restructuring plan; delays, difficulties or increased costs in the supply of components needed to manufacture the Company's products, in manufacturing the Company's products, or in connection with the implementation of the Company's planned global operations strategy initiatives or other future initiatives; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2010 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Regulation G: This press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has provided certain financial information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in the press release and attached schedules present certain of the Company's financial results excluding charges for (i) the Company's global operations strategy, (ii) a non-cash TopFlite intangible asset charge, (iii) non-cash tax adjustments, including the deferred tax valuation allowance, (iv) restructuring charges, (v) the gain on the sale of three buildings, and (vi) excluding interest, taxes, depreciation, amortization expenses, and the TopFlite intangible asset charge ("Adjusted EBITDA"). These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful comparative information for investors as to the underlying performance of the Company's business without regard to these items. The Company has provided reconciling information within the press release and attached schedules.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf apparel, footwear and accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, and Ben Hogan® brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or shop.callawaygolf.com.

Contacts: Brad Holiday
Eric Struik
Tim Buckman
(760) 931-1771

(Logo: http://photos.prnewswire.com/prnh/20091203/CGLOGO)

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2011	2010(1)

ASSETS
Current assets:
Cash and cash equivalents	$ 66,532	$ 55,043
Accounts receivable, net	253,483	144,643
Inventories	215,255	268,591
Deferred taxes, net	4,761	24,393
Income taxes receivable	6,870	10,235
Other current assets	37,869	41,703
Total current assets	584,770	544,608

Property, plant and equipment, net	122,064	129,601
Intangible assets, net	155,355	161,957
Other assets	38,631	43,553
Total assets	$ 900,820	$ 879,719

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 120,783	$ 139,312
Accrued employee compensation and benefits	37,370	26,456
Accrued warranty expense	11,982	8,427
Income tax liability	7,781	971
Asset based credit facility	37,142	-
Total current liabilities	215,058	175,166

Long-term liabilities	39,728	13,967
Shareholders' equity	646,034	690,586
Total liabilities and shareholders' equity	$ 900,820	$ 879,719

(1) The other assets and shareholders' equity line items on the accompanying consolidated condensed balance sheet as of December 31, 2010, have been adjusted from amounts previously reported to reflect a decrease in deferred taxes, net relating to periods previously reported. This adjustment resulted in a $5,260 increase to long-term deferred tax liabilities as well as a corresponding decrease to retained earnings.

Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	June 30,
	2011	2010

Net sales	$ 273,814	$ 303,609
Cost of sales	171,152	179,983
Gross profit	102,662	123,626
Operating expenses:
Selling	74,196	70,730
General and administrative	30,124	19,147
Research and development	8,498	8,648
Total operating expenses	112,818	98,525
Income (loss) from operations	(10,156)	25,101
Other expense, net	(3,427)	(4,704)
Income (loss) before income taxes	(13,583)	20,397
Income tax provision	49,981	8,932
Net income (loss)	(63,564)	11,465
Dividends on convertible preferred stock	2,625	2,625
Net income (loss) allocable to common shareholders	$ (66,189)	$ 8,840

Earnings (loss) per common share:
Basic	($1.03)	$0.14
Diluted	($1.03)	$0.14
Weighted-average common shares outstanding:
Basic	64,425	63,844
Diluted	64,425	84,259

	Six Months Ended
	June 30,
	2011	2010

Net sales	$ 559,413	$ 606,484
Cost of sales	333,070	345,563
Gross profit	226,343	260,921
Operating expenses:
Selling	149,415	145,358
General and administrative	46,411	44,123
Research and development	17,695	17,966
Total operating expenses	213,521	207,447
Income from operations	12,822	53,474
Other expense, net	(4,807)	(3,133)
Income before income taxes	8,015	50,341
Income tax provision	58,761	18,573
Net income (loss)	(50,746)	31,768
Dividends on convertible preferred stock	5,250	5,250
Net income (loss) allocable to common shareholders	$ (55,996)	$ 26,518

Earnings (loss) per common share:
Basic	($0.87)	$0.42
Diluted	($0.87)	$0.38
Weighted-average common shares outstanding:
Basic	64,365	63,749
Diluted	64,365	84,093

Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net (loss) income	$ (50,746)	$ 31,768
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	19,191	19,555
Impairment charge	5,413	-
Deferred taxes, net	55,895	(1,914)
Non-cash share-based compensation	7,581	5,002
(Gain) loss on disposal of long-lived assets	(6,752)	73
Changes in assets and liabilities	(56,015)	(64,216)
Net cash used in operating activities	(25,433)	(9,732)

Cash flows from investing activities:
Capital expenditures	(14,089)	(7,549)
Proceeds from sales of property, plant and equipment	18,172	-
Other investing activities	-	(1,870)
Net cash provided by (used in) investing activities	4,083	(9,419)

Cash flows from financing activities:
Issuance of common stock	1,160	1,683
Dividends paid, net	(6,542)	(6,530)
Proceeds from credit facilities, net	37,142	-
Other financing activities	129	(309)
Net cash provided by (used in) financing activities	31,889	(5,156)

Effect of exchange rate changes on cash and cash equivalents	950	(413)
Net increase (decrease) in cash and cash equivalents	11,489	(24,720)
Cash and cash equivalents at beginning of period	55,043	78,314
Cash and cash equivalents at end of period	$ 66,532	$ 53,594

Callaway Golf Company
Consolidated Net Sales and Operating Segment Information
(In thousands)
(Unaudited)

	Net Sales by Product Category				Net Sales by Product Category
	Quarter Ended				Six Months Ended
	June 30,		Growth/(Decline)		June 30,		Growth/(Decline)
	2011	2010(2)	Dollars	Percent	2011	2010(2)	Dollars	Percent
Net sales:
Woods	$ 65,254	$ 63,295	$ 1,959	3%	$ 146,281	$ 157,601	$ (11,320)	-7%
Irons	61,142	71,222	(10,080)	-14%	131,133	128,511	2,622	2%
Putters	23,810	33,562	(9,752)	-29%	52,641	71,652	(19,011)	-27%
Golf balls	54,733	58,103	(3,370)	-6%	99,346	109,141	(9,795)	-9%
Accessories and other(1)	68,875	77,427	(8,552)	-11%	130,012	139,579	(9,567)	-7%
	$ 273,814	$ 303,609	$ (29,795)	-10%	$ 559,413	$ 606,484	$ (47,071)	-8%

	Net Sales by Region				Net Sales by Region
	Quarter Ended				Six Months Ended
	June 30,		Growth/(Decline)		June 30,		Growth/(Decline)
	2011	2010	Dollars	Percent	2011	2010	Dollars	Percent
Net sales:
United States	$ 138,545	$ 162,363	$ (23,818)	-15%	$ 283,876	$ 313,419	$ (29,543)	-9%
Europe	42,923	41,475	1,448	3%	89,078	83,734	5,344	6%
Japan	28,741	30,179	(1,438)	-5%	66,318	83,562	(17,244)	-21%
Rest of Asia	27,583	24,726	2,857	12%	51,089	49,315	1,774	4%
Other foreign countries	36,022	44,866	(8,844)	-20%	69,052	76,454	(7,402)	-10%
	$ 273,814	$ 303,609	$ (29,795)	-10%	$ 559,413	$ 606,484	$ (47,071)	-8%

	Operating Segment Information				Operating Segment Information
	Quarter Ended				Six Months Ended
	June 30,		Growth/(Decline)		June 30,		Growth/(Decline)
	2011	2010(2)	Dollars	Percent	2011	2010(2)	Dollars	Percent
Net sales:
Golf clubs	$ 219,081	$ 245,506	$ (26,425)	-11%	$ 460,067	$ 497,343	$ (37,276)	-7%
Golf balls	54,733	58,103	(3,370)	-6%	99,346	109,141	(9,795)	-9%
	$ 273,814	$ 303,609	$ (29,795)	-10%	$ 559,413	$ 606,484	$ (47,071)	-8%

Income (loss) before income taxes:
Golf clubs	$ 13,445	$ 30,738	$ (17,293)	-56%	$ 43,000	$ 74,450	$ (31,450)	-42%
Golf balls	(52)	5,851	(5,903)	-101%	1,998	7,649	(5,651)	-74%
Reconciling items (3)	(26,976)	(16,192)	(10,784)	-67%	(36,983)	(31,758)	(5,225)	-16%
	$ (13,583)	$ 20,397	$ (33,980)	-167%	$ 8,015	$ 50,341	$ (42,326)	-84%

(1) Accessories & other include Rec Line Sets as well as Callaway Golf Interactive.
(2) Certain prior period amounts have been reclassified between product categories to conform with the current period presentation.
(3) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

Callaway Golf Company
Supplemental Financial Information
(In thousands, except per share data)
(Unaudited)

	Quarter Ended June 30,							Quarter Ended June 30,
	2011							2010

	Pro Forma Callaway Golf (1)	Global Operations Strategy (1)	Non-Cash Impairment Charge (1)	Non-Cash Tax Adjustment (2)	Restructuring (1)	Gain on Sale of Buildings (1)	Total as Reported	Pro Forma Callaway Golf	Global Operations Strategy	Total as Reported
Net sales	$ 273,814	$ -	$ -	$ -	$ -	$ -	$ 273,814	$ 303,609	$ -	$ 303,609
Gross profit	108,509	(5,847)	-	-	-	-	102,662	124,823	(1,197)	123,626
% of sales	40%	n/a	n/a	n/a	n/a	n/a	37%	41%	n/a	41%
Operating expenses	102,787	(34)	5,413	-	5,162	(510)	112,818	98,417	108	98,525
Income (loss) from operations	5,722	(5,813)	(5,413)	-	(5,162)	510	(10,156)	26,406	(1,305)	25,101
Other income (loss), net	(3,427)	-	-	-	-	-	(3,427)	(4,704)	-	(4,704)
Income (loss) before income taxes	2,295	(5,813)	(5,413)	-	(5,162)	510	(13,583)	21,702	(1,305)	20,397
Income tax provision	555	(2,374)	(2,084)	55,675	(1,987)	196	49,981	9,428	(496)	8,932
Net income (loss)	1,740	(3,439)	(3,329)	(55,675)	(3,175)	314	(63,564)	12,274	(809)	11,465

Dividends on convertible preferred stock	2,625	-	-	-	-	-	2,625	2,625	-	2,625
Net income (loss) allocable to common shareholders	$ (885)	$ (3,439)	$ (3,329)	$ (55,675)	$ (3,175)	$ 314	$ (66,189)	$ 9,649	$ (809)	$ 8,840

Diluted earnings (loss) per share:	$ (0.01)	$ (0.05)	$ (0.05)	$ (0.87)	$ (0.05)	$ 0.00	$ (1.03)	$ 0.15	$ (0.01)	$ 0.14
Weighted-average shares outstanding:	64,425	64,425	64,425	64,425	64,425	64,425	64,425	84,259	84,259	84,259

(1) For comparative purposes, the Company applied a statutory tax rate of 38.5% to derive pro forma results.
(2) Current period impact of valuation allowance established against the Company's U.S. deferred tax assets and impact of applying statutory tax rate of 38.5% to pro forma results.

	Six Months Ended June 30,							Six Months Ended June 30,
	2011							2010

	Pro Forma Callaway Golf (1)	Global Operations Strategy (1)	Non-Cash Impairment Charge (1)	Non-Cash Tax Adjustment (2)	Restructuring (1)	Gain on Sale of Buildings (1)	Total as Reported	Pro Forma Callaway Golf	Global Operations Strategy	Total as Reported
Net sales	$ 559,413	$ -	$ -	$ -	$ -	$ -	$ 559,413	$ 606,484	$ -	$ 606,484
Gross profit	238,492	(12,149)	-	-	-	-	226,343	263,118	(2,197)	260,921
% of sales	43%	n/a	n/a	n/a	n/a	n/a	40%	43%	n/a	43%
Operating expenses	209,433	193	5,413	-	5,162	(6,680)	213,521	207,286	161	207,447
Income from operations	29,059	(12,342)	(5,413)	-	(5,162)	6,680	12,822	55,832	(2,358)	53,474
Other income (loss), net	(4,807)	-	-	-	-	-	(4,807)	(3,133)	-	(3,133)
Income before income taxes	24,252	(12,342)	(5,413)	-	(5,162)	6,680	8,015	52,699	(2,358)	50,341
Income tax provision	9,337	(4,752)	(2,084)	55,675	(1,987)	2,572	58,761	19,493	(920)	18,573
Net income (loss)	14,915	(7,590)	(3,329)	(55,675)	(3,175)	4,108	(50,746)	33,206	(1,438)	31,768

Dividends on convertible preferred stock	5,250	-	-	-	-	-	5,250	5,250	-	5,250
Net income allocable to common shareholders	$ 9,665	$ (7,590)	$ (3,329)	$ (55,675)	$ (3,175)	$ 4,108	$ (55,996)	$ 27,956	$ (1,438)	$ 26,518

Diluted earnings (loss) per share:	$ 0.15	$ (0.12)	$ (0.05)	$ (0.86)	$ (0.05)	$ 0.06	$ (0.87)	$ 0.40	$ (0.02)	$ 0.38
Weighted-average shares outstanding:	64,365	64,365	64,365	64,365	64,365	64,365	64,365	84,093	84,093	84,093

(1) For comparative purposes, the Company applied a statutory tax rate of 38.5% to derive pro forma results.
(2) Current period impact of valuation allowance established against the Company's U.S. deferred tax assets and impact of applying statutory tax rate of 38.5% to pro forma results.

	2011 Trailing Twelve Months Adjusted EBITDA						2011 Trailing Twelve Months Adjusted EBITDA
Adjusted EBITDA:	Quarter Ended						Quarter Ended
	September 30,	December 31,		March 31,	June 30,		September 30,	December 31,	March 31,	June 30,
	2010	2010		2011	2011	Total	2009	2009	2010	2010	Total
Net income (loss)	$ (18,317)	$ (32,255)		$ 12,818	$ (63,564)	$ (101,318)	$ (13,429)	$ (15,555)	$ 20,303	$ 11,465	$ 2,784
Interest expense (income), net	(1,234)	(444)		142	207	(1,329)	(46)	(435)	(118)	(242)	(841)
Income tax provision (benefit)	(22,100)	(13,231)		8,780	49,981	23,430	(11,308)	(11,142)	9,641	8,932	(3,877)
Depreciation and amortization expense	10,687	10,707		9,880	9,311	40,585	10,128	10,504	9,949	9,606	40,187
Impairment charge	-	7,547		-	5,412	12,959	-	-	-	-	-
Adjusted EBITDA	$ (30,964)	$ (27,676)	-	$ 31,620	$ 1,347	$ (25,673)	$ (14,655)	$ (16,628)	$ 39,775	$ 29,761	$ 38,253